As filed with the U.S. Securities and Exchange Commission on October 16, 2026.

Registration No. 333-299334

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TANG CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1960025 (I.R.S. Employer Identification Number)

4747 Executive Drive, Suite 210

San Diego, California 92121

(858) 200-3830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin Tang

4747 Executive Drive, Suite 210

San Diego, California 92121

(858) 200-3830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr Branden C. Berns Melanie E. Neary Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, California 94111 (415) 389-8200	Mitchell S. Nussbaum Terry Bokosha Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Tang Capital Acquisition Corp is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-299334) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)
Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association
3.2	Form of Amended and Restated Memorandum and Articles of Association
4.1	Specimen Ordinary Share Certificate
5.1	Opinion of Walkers (Cayman) LLP
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.2	Form of Indemnity Agreement
10.3	Form of Director Option Agreement
10.4	Funding Agreement between the Registrant and Tang Capital Acquisition Holdings, LLC
14	Form of Code of Ethics
23.1*	Consent of CBIZ CPAs P.C.
23.2	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page hereto)
99.1	Form of Audit Committee Charter
99.2	Clawback Policy
99.3	Insider Trading Policy
107*	Filing Fee Table

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 16th day of October, 2026.

TANG CAPITAL ACQUISITION CORP.

By:	/s/ Kevin Tang
Name:	Kevin Tang
Title:	Chair of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin Tang and Michael Hearne as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin Tang	Chair of the Board and Chief Executive Officer (Principal Executive Officer)	October 16, 2026
Kevin Tang
/s/ Michael Hearne	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 16, 2026
Michael Hearne
/s/ Craig Johnson	Director	October 16, 2026
Craig Johnson
/s/ Tina S. Nova, Ph.D.	Director	October 16, 2026
Tina S. Nova, Ph.D.
/s/ David Ramsay	Director	October 16, 2026
David Ramsay

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Tang Capital Acquisition Corp., has signed this registration statement in the City of San Diego, State of California, on the 16th day of October, 2026.

By:	/s/ Kevin Tang
Name:	Kevin Tang
Title:	Chair of the Board and Chief Executive Officer